Exhibit 99.2

Company Name: Tidewater Inc. (TDW)

Event: Johnson Rice 2017 Energy Conference

Date: September 26, 2017

<<Unidentified Analyst>>

All right, we’ll go ahead and get started here. Pleased to have Tidewater join us again this year at the Conference. Presenting today will be Jeff Platt, President and CEO. Jeff?

<<Jeff Platt, President and Chief Executive Officer>>

Good afternoon everybody. Thank you for being here. I will go ahead and just jump into this thing. We certainly are in a challenging market. Of course, Tidewater we are all offshore supply boats that primarily service oil and gas activities throughout the world. So the challenging market is something that we certainly have and have had for a period of time.

We think Tidewater brings to the market some real strengths, starting with the safety leadership and commitment to compliance. Tidewater really started down a safety management change going back probably 20 years ago. We talked about safety before it was kind of the thing to talk about in the industry. Very proud of the safety record, we will continue to provide the leadership to the industry that we have done.

Trusted partner, we invented the supply boat business over 60 years ago. So we have been in this business really since its inception. We have got a very capable management team, and a very experienced operational team that we have employed worldwide. Our global footprint, we will take a look at that a little bit later in a couple slides. But, really we are in pretty much every offshore oil and gas province that U.S. companies are allowed to operate in. We are really unrivaled in that as well. Most of our competitors are all regionalized. Tidewater really has the extensive global footprint. We have completed our fleet renewal process and today we have one of the youngest and most modern and also the diverse fleets. We operate in both the deepwater, the mid-water and the shallow water environment. So we have got a very good fleet, average age of our active fleet is a little over eight years. These are 25 year assets, so again, we think we look at it. And we will take a look at Tidewater versus the industry as a whole. I think you will see that we stack up very, very favorably.

Our fleet reinvestment has come to an end. So really, we have almost zero future capital CapEx commitments to total of actually $5 million in total is what is left to runoff on our fleet build out. We’ve recently completed our restructuring, it has, I think, left us with a very, very strong balance sheet, ample liquidity certainly puts us in a position, I think, to weather the downturn and, hopefully, as we touch bottom, we move up to get through that and also to be opportunistic as we do believe there will be some very good opportunities in the OSV space for some consolidation. And we expect very much to participate in that.

So all in all, when you look at that, I think there is lots of real positive strengths that differentiate Tidewater from the rest of the industry. Talk a little bit more about that, the solid foundation and the strengths, talk about the financial strength. Through the restructuring, we come out with the balance sheet we have zero net debt, covenant holidays for all of our EBITDA-linked coverages through June of 2019.

We have returned or are in a process of returning 16 leased ships, and that, along with our other reduced interest cost in the restructuring, going to reduce our annual expenses by about $73 million. So again, on a go-forward basis, that puts us in a pretty good spot. I talked a little bit about the assets, and again, we look at that as a real strength both in terms of the age profile of our fleet versus that of the industry as a whole.

And secondly, I think the asset profile, both the deepwater PSVs, deepwater anchor handlers and shelf work. So again, we have the equipment that can really operate in any of the water depths on a worldwide basis. Again, that is a little bit different than many of our competitors who have really focused on the deepwater side of things because again the jackup market, the shelf market, certainly is showing signs of recovery and leading the deepwater and we are well positioned for that.

Talk about the management strength, again we have a very experienced board, management team is in place, has been in place for quite a number of years and operationally we continue to operate at a very high level. We have been in the business like I say for over 60 years. We are a disciplined market leader, and again we have now positioned ourselves I think for opportunities on a go-forward basis as they present themselves.

Recently, Clarkson's has done a write up on Tidewater and on the industry as a whole. Think they have made some comments about where we are today, and again, I think it positions us really as in a very unique place within the industry as a whole.

Safety has always been a cornerstone of this service that we provide to our clients. This is a chart that goes back to 2005 of the total recordable incident rates. Tidewater is the orange bar graph, if you will. We compare ourselves in this particular slide to Dow Chemical, Chevron and Exxon. Chevron and Exxon are two very large clients of ours and again that is a TRIR that goes downward to where we are today. In a below a 0.15 actually is where we are.

In going back over a 10-year average, a TRIR of a 0.15 and the five year it is 0.14. Our last, lost time accident was over 2.5 years ago, which is about 59 million man hours ago. So again, this safety – commitment to safety, the safety leadership is one that will continue to be a strength for Tidewater.

Market outlook, of course for us I think the single biggest barometer, if you will, is the overall commodity pricing is enough up on this chart, to make me sick all over again every time I look at it. But, there you have Brent and West Texas Intermediate certainly the fall off back in 2014, where we find ourselves today, you know north of $50 and these are some various prognosticators that have kind of pushed it out a little bit.

But, as we see it, it looks like it is going to be a slow climb to recoup and get back to at least a more reasonable valuation, or pricing for crude down the road. But nonetheless, it is a slog back and hopefully we are along the way with that.

Market drivers of course, the results from the crude, the price of crude or the offshore working rigs. That is probably the single biggest parameter if you look at, or our index can tell you what the state or the health or the un-health of the industry is. The top of the jackup working offshore rig count on the jackups and the orange is the floaters going back to 2006.

Looks like hopefully, maybe we have reached bottom and before you can really have a recovery you have got to hit bottom. So we see that, late in, midway through 2016, certainly looks like the jackups reached the bottom before the deepwater or the floaters would do that certainly makes sense. We kind of clawed our way back up on the jackup side and the floaters look like they have rebounded a little bit too.

To just kind of dimension that, the working rig count that we use probably had the low of somewhere around 405, 406 working offshore rigs, that is both floaters jackups and some mat rigs that are there. Today, we are somewhere around 445, 450 so that is where we're at today. And again, just looking at that, we are down about 40% from the peak, and the peak was probably somewhere north of 700 working rigs. So that kind of dimensions the rig count or the working rig count tallies, if you will.

I think the consensus outlook, is that maybe we have reached bottom, we are crawling our way back out. Second half of 2017 is going to continue to be challenging, hopefully we can just incrementally add to the rig count, build a little bit in 2018 and gather some more steam in 2019.

Again as you look out, I don't think it is a question of if, it is a question of when. We see ourselves over the next five years, if we can get back into that north of 500 rigs that is probably a realistic but a little bit of a conservative number. Again when you are sitting at 440 that is still a long way away, but nonetheless it looks like we're ticking and hopefully working in that direction.

So how does that put, that is the demand side, and putting the supply side to it, we are also have some issues. The business drivers at a couple of slices of history to kind of frame this back in July 2008 that was a very good market for us, okay, the blue is the number of working rigs at that time and then the gray is the number of OSVs. I am talking primarily about tow supply, anchor handlers and PSVs, so this is OSVs.

So we had a ratio of the total population to working rigs of about a 3.37 and that is a very good market for us. Fast forwarding the calendar a little bit to 2014, market was still pretty good not as good as it was, but still not terrible if you will. The working rig count had increased but the number of supply vessels, or OSVs, had grown to over 3,000. So that ratio goes to about 4.49. And as we get above that 4.5 to 5, that is really when the market really falls off for us, if you will.

Where are we today? Of course, the working rig count has dropped. There was lots of orders on new builds, that equipment has come into the market. Today there is a population of about 3,500 OSVs worldwide. The rig count, as I just said, somewhere in the 450, 460, if you will. That gives us a ratio of about 7.89 that is a very bad number for us, if you will.

But looking ahead a little bit and taking a look, if you, will and drilling down into the supply on the PSVs and the tow supply, the AHTS’ on the vessels. If you take a look at the ages and you make some assumptions, today there is about 600 vessels in that 3,500 that are greater than 25 years. Those vessels, we believe a lot of those have already exited the market, there really is not much for them in this market today.

So if you take that 600 out of it, which is there, that kind of brings that ratio down to a 6 – a little over 6.5. We think as you go forward and what we are experiencing in the market today that vessels even over 15 years in life are going to really struggle to find opportunities to work.

So if you take a look and slice it back to the fifteen year level that adds another 400 vessels that are added to that, so some totals about a 1,000 ships that are at or greater than 15 years old. That would bring the ratio somewhere down to a 5.6. As I said even that type of ratio, market we are in today, it is still not very good for us.

Doing some assumptions with the rigs, if we say we are going to continue to claw our way out that the demand does increase. Okay, if we increase the rigs to 525, we will be looking at 2020, 2021 your guess is as good as mine. But if we kind of tick-up, we get above that 500, we get into a 525 working offshore rigs and again using the same population, that 3,500 where we are at, if we take the 1,000 out that we talked about that is basically all the OSVs greater than 15 years take those out.

Okay, now today there is an order book of about 250 ships still on order today. Not all of those are going to be delivered. A lot of those more than half are being built in China, almost no supervision today. So it is a bit of a guess, if you will, how many of those will actually see the market. But if we give credit for maybe 150 of the ships to come into the market just to run these numbers, so we add 150 new ships being delivered over the next couple of years, if you will.

And then also we say that there is vessels of this population it's out there. The one thing about the vessels is you have to do a dry docking twice in five years, okay. And that is sort of the “come to Jesus” time, if you will for a vessel owner to dry dock and bring the survey paperwork back up to where it needs to be to operate the vessel, you are looking at an investment of cash outlay between in $1 million in $1.5 million per vessel to do that.

So we think when you look at the landscape vessels that are currently in lay up looking at the ownership and the financial wherewithal, if you will, of the owners of that. We think there is probably going to be about 200 ships just and that's a number it is debatable, is it more or less we do not know, but if there is a meaningful number, we think that are never going to have the investment made into them to bring them back into it. Or if there is an investment it is going to take some time very much later into the up cycle where you can make the business case to make that investment that cash out of $1 million, $1.5 million, if you will.

So if you put all those numbers together, if you are still with me and you say, Jeff, I do not know what you have been smoking to get to this part of it, but again, there is some assumptions looking at it, you get down into a vessel to working rig north of the 4.5. If we could get to that point, life would be a whole lot better for the industry as a whole. Again are these the exact numbers, absolutely not. This is just some work that we have done to kind of sensitize. I do not think that any of these components if you look at it are in and of themselves totally pie in the sky. I think this is actually a fairly conservative look at trying to look at the supply/demand dynamics as you move forward. But this is what we are going to have to see. This is what the industry is going to have to rationalize to, if you will, for this industry to really heal itself.

I am talking about the age profile of the fleet, so just using that attribute take a look at it, how does Tidewater’s fleet stack up against the world fleet as a whole. This is basically a histogram of our active fleet about 143 OSVs, if you will, when they were brought into service, the year built, the average age is a little bit over eight years. If you do the slicing again using some of the parameters we just talked about, greater than 25 years old, there are zero Tidewater ships that fall into that category.

When you look at the total world count, this is the total population of which Tidewater is embedded in this, if you will. There is 3,500 ships that we talked about that is the age – the vessels were in effect brought into service, the age of the vessels. When you look at that 25 year slice that is like 600 ships that I talked about, it is about 610 that are greater than 25 years.

And taking the next slice to 15, again on a world, but that is another 400 so it is a total of a 1,000 ships that are at 15 years or greater. That is on the world population. And you do that same 15 years on Tidewater, it is a total of nine ships. So again, I think using this type of lens that our clients will be and are looking at it today, that age profile of the vessels while it may not be the absolute only attributes looked at, older ships are going to find much, much, much more challenged markets to find work than the younger fleet would be, again for Tidewater I think it bodes pretty well, if you will, from that.

Talk about the worldwide scope of Tidewater, this is a map of the world. This shows our active fleet count breaks it down by deepwater and towing supply. And again, you can see that we are I think a balanced portfolio, if you will, the towing supply tradition when you look at it that is your midwater or shallow water depths, the deepwater can also do some of the midwater, but it is also for the deepwater.

So again, our fleet I think is both  it’s got a new age profile and I think it has got the nice attributes and that is not all deepwater PSVs, we do have the shelf covered and we do have some other deep water anchor handlers although that is a small part of the portfolio. When you look at where our revenue comes from national oil companies others – this is the pie chart on the left hand side. And the Super Majors, it is a pretty nice balance that really has not changed, that mix has not changed over the years, it is just a pie, a whole pie unfortunately has shrunk.

And then you look at what activities that come from it, drilling support is still 60%, production supports 40%. One thing that it does not really show is that production support is relatively, that is a good base business that has not taken it and really had tremendous downturn as has the pure drilling support. So that is a very steady business. Drilling support still tends to be a little bit higher margin certainly as the market improves and the number of drilling rigs improves the drilling side would come up, but that is a – look at where our revenues come from.

Talk about the size and scope of the operations, this is Tidewater on the far left with the blue rectangle and these are some of the other competitors that we have. There is a lot of others that are much smaller that would be off to the right of the chart, but again this is looking at OSVs, you’re taking out crew boats, you're taking out tugs. This is our core business, if you will, and you can see who the players are it is Tidewater and Bourbon and then there's some local players Edison Chouest, which is primarily a North America and South America operation, a private company. And there are some other companies up there that certainly people in this room would know.

One thing this does not show is that mix again of deepwater and shallow water fleet capabilities. Tidewater and Bourbon really have invested, I think, very similarly that Bourbon also has a very good fleet size that can take the deepwater and the shallow water work, a lot of these other companies move out really have been really keyed on the deepwater side. So while the number of vessels gives you an idea on size, this really does not show you the fleet make up or again Tidewater I think we are very happy that we've got that portfolio covered of the deepwater and the shallow water activities.

This is post restructuring, this was a chart that we put together that tries to demonstrate where Tidewater is financially. This is a leverage chart this is showing, the gray bar is showing the net debt as a percentage of the enterprise value of the different companies. So again Tidewater, we have no net debt as I said about it. So we have no gray, which is a very good thing. As you move to the right in this and you see different companies that you certainly know of or aware of, you can see the debt profile gets increasingly, I think, difficult to where they are today.

And then there is an attribute, it shows the number of OSVs, there are some smaller companies in there like NAO, which only has 10 ships but it gives you a relative size of the companies as well. When you look at it again, we think that this  shows that where we have come out of the restructuring it kind of uniquely positions us amongst the rest of the peers or other competitors in the industry.

Talk a little bit about the CapEx investments that we have made. This is going back to 2006, we went through that, we have reinvested in the fleet. That is why it's as young as it is today, it is why the fleet attributes we think are very good on a go-forward basis. But today, we have its a little over six, right at $6 million I said five before it is actually $6 million that is in total, that is it. There is basically one vessel that is yet to be delivered that is the final payment that is on it. So there is really no net CapEx on a go-forward basis.

This is the balance sheet, looking at what we have published in June of this past year. This year currently, this is the pro forma balance sheet. Again cash and cash equivalents about $450 million, we think that is ample liquidity, total debt is $440 million so again the net debt is virtually it is zero. Shareholders' equity $931 million and we have maturities out to 2022, on the take back debt. Again this is the pro forma balance sheet we think it is a real strength for Tidewater, if you will.

One thing we do not have on this slide deck that we are still kind of putting together is when you take a look at what we've done with our cost reductions, okay. We are basically at a zero cash burn operationally. So we are very much living within our means, we want to protect the balance sheet, want to protect the liquidity position. We think it is absolutely key to again getting through and participating in the up cycle and putting us well for opportunities that may come up.

So again go-forward strategy, continue the commitment we have to safety, compliance and operational excellence, we have not through the downturn stepped away from this. This is the service quality, this is the service that we bring to your clients that commitment remains.

Tight cost control talked about – a little bit about it in the last slide what we do, where we are, where we are living within our means, absolutely to look at wringing out excess cost wherever we can, be much more efficient with everything we have done, like the whole industry has had to do. The balance sheet we just looked at it, we are going to protect that balance sheet and protect that liquidity, cash is king and always will be. If you run out of cash that i's when the wheels fall off, but again we think we are in actually in pretty good shape with all of that at the end of the day.

And again when you sum all that up, I think that positions us well for opportunities that will be presenting themselves in the industry. Again our stock has been very well received since we have come back to the restructuring, it is a relatively liquid market on that so we think that on a go-forward basis, whatever currencies you look at it probably would not be a cash currency that we will look at for opportunities moving forward. That the stock is going to provide itself, provide those opportunities for us.

So with that, thank you very much. And deliver shareholder returns, it all adds up to it.